Exhibit 32(i)
CLARCOR Inc.
Certification pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the
Sarbanes-Oxley Act of 2002
     We hereby certify that the accompanying Quarterly Report of CLARCOR Inc. on Form 10-Q for the fiscal quarter ended February 28, 2009 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Report fairly presents, in all material respects, the financial condition and results of operations of CLARCOR Inc.

March 20, 2009	By	/s/ Norman E. Johnson
(Date)		Norman E. Johnson
Chairman of the Board, President and Chief Executive Officer

March 20, 2009	By	/s/ Bruce A. Klein
(Date)		Bruce A. Klein
Vice President — Finance and Chief Financial Officer